SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material under §240.14a-12

                                  Quipp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)

Title of each class of securities to which transaction applies:

__________________________________________________________________________________

2)

Aggregate number of securities to which transaction applies:

__________________________________________________________________________________

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________________

4)

Proposed maximum aggregate value of transaction:

__________________________________________________________________________________

5)

Total fee paid:

__________________________________________________________________________________

[   ]

Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

Amount Previously Paid:

2)

Form, Schedule or Registration Statement No.:

3)    Filing Party:

4)    Date Filed:

QUIPP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Quipp, Inc.:

The 2003 annual meeting of shareholders of Quipp, Inc. will be held at its corporate offices at 4800 N.W. 157 Street, Miami, Florida on ___________, 2003 at ____ a.m. Eastern Daylight Time, for the following purposes:

(1)

To elect two members of the Board of Directors to serve until the 2006 Annual Meeting;

(2)

To vote upon a proposal to amend Quipp’s Articles of Incorporation to include procedures regarding special meetings of shareholders;

(3)

To vote upon a proposal to ratify the appointment of KPMG LLP as independent public accountants to examine Quipp’s financial statements for 2003; and

(4)

To transact such other business as may properly be presented at the annual meeting or any adjournments thereof.

Holders of Quipp’s common stock of record at the close of business on _________, 2003 are entitled to receive this notice and to vote at the meeting and any adjournment.

Your vote is important.  Whether you plan to attend the meeting or not, we urge you to complete, sign and return your proxy card as soon as possible in the envelope provided.  This will ensure representation of your shares in the event you are not able to attend the meeting.  You may revoke your proxy and vote in person at the meeting if you so desire.

Miami, Florida

By Order of the Board of Directors

____________, 2003

Alan Singer,

Secretary

QUIPP, INC.

4800 N.W. 157 STREET

MIAMI, FLORIDA 33014-6434

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies from the holders of Quipp common stock by the Board of Directors for use at the 2003 annual meeting.  This proxy statement and accompanying form of proxy are first being mailed to our shareholders on or about _____________, 2003.

Time and Place; Purpose

The annual meeting will be held at Quipp’s corporate offices, 4800 N.W. 157 Street, Miami, Florida, on _________, 2003, starting at ____ a.m. Eastern Daylight Time.  At the meeting, you will be asked to vote upon (1) the election of two directors to serve until the 2006 Annual Meeting; (2) a proposal to amend Quipp’s Articles of Incorporation to include procedures regarding special meetings of shareholders; (3) a proposal to ratify the appointment of KPMG LLP as independent public accountants to examine Quipp’s financial statements for 2003; and (4) such other matters as may properly come before the meeting.

Voting Rights; Votes Required for Approval

The Board of Directors has fixed the close of business on __________, 2003 as the record date for the meeting.  Only holders of record of shares of Quipp common stock on the record date are entitled to notice of and to vote at the meeting.  On the record date, there were 1,423,775 shares of Quipp common stock outstanding and entitled to vote at the meeting.

Each holder of record of Quipp common stock as of the record date is entitled to cast one vote per share.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Quipp common stock entitled to vote is necessary to constitute a quorum at the meeting.  Directors are elected by a plurality of votes cast (in other words, the nominees with the highest number of votes are elected).  Generally, under Florida law, action on a matter, other than the election of directors, is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.  Therefore, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate number of shares represented and entitled to vote at the meeting, will have no effect on the vote.  In addition, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in vote totals, but, if deemed represented for any purpose at the meeting, will be counted for purposes of determining whether there is a quorum at the meeting.

All shares of Quipp common stock represented by properly executed proxies received prior to or at the meeting and not revoked will be voted in accordance with the instructions indicated in the proxies.  If no instructions are indicated on a properly executed and timely returned proxy, the persons named in the proxy will vote the shares FOR the election of the two nominees of the Board of Directors, the amendment to Quipp’s Articles of Incorporation to include procedures regarding special meetings of shareholders, and the ratification of the appointment of KPMG LLP.  If you decide to attend the meeting, you can vote your shares in person, even if you have already returned your proxy.

The Board of Directors is not currently aware of any business to be acted upon at the meeting other than as described in this proxy statement.  If, however, other matters are properly brought before the meeting, or any adjournments or postponements of the meeting, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

You may revoke your proxy at any time prior to its use by delivering or mailing in sufficient time to be received prior to the meeting a signed notice of revocation or a later-dated signed proxy to the Secretary of Quipp, at the address listed on the notice of annual meeting of shareholders, or by attending the meeting and voting in person.  Attendance at the meeting will not in itself constitute the revocation of a proxy.

Quipp will pay the cost of solicitation of proxies.  In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and Quipp will, upon request, reimburse them for their reasonable expenses in so doing.  Quipp may request, in person, by telephone or telecopy, the return of proxy cards.  Such solicitation may be made by Quipp’s directors, officers or regular employees.  Quipp has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies, and will pay MacKenzie Partners a fee of $________ for such services.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning ownership of Quipp common stock as of March 1, 2003 (unless otherwise noted) by (a) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of the common stock, (b) each director and each nominee for election as a director of Quipp, (c) each executive officer of Quipp named in the Summary Compensation Table under “Executive Compensation” and (d) all directors and executive officers of Quipp as a group.  Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to such person’s name.

Number of Shares

Percent of

Name of Beneficial Owner

Beneficially Owned

Outstanding Shares(1)

Ralph M. Branca (2)

26,240

1.8%

Richard H. Campbell (3)

15,211

1.1%

Lawrence J. Gibson (4)

5,000

*

Michael S. Kady (5)

4,000

*

Cristina H. Kepner (6)

26,174

1.8%

Louis D. Kipp (7)

43,435

3.1%

Christer A. Sjogren (8)

15,858

1.1%

David Switalski (9)

5,640

*

Kenneth G. Langone (10)

79,607

5.6%

Pyramid Trading Limited Partnership (11)

162,838

11.5%

FMR Corp. (12)

141,500

10.0%

Berno, Gambal & Barbee, Inc. (13)

132,800

9.4%

Scion Capital, LLC (14)

76,161

5.4%

All directors and executive officers

as a group (15)

141,558

9.9%

___________

*Less than 1%

(1)

Applicable percentage of ownership is based on 1,417,775 shares of common stock outstanding on March 1, 2003.  Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities.  Shares of common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 1, 2003 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes 5,000 shares underlying options.

(3)

Includes 5,000 shares underlying options.

(4)

Includes 5,000 shares underlying options.

(5)

Includes 2,000 shares underlying options.

(6)

Includes 10,000 shares underlying options.

(7)

Includes 5,000 shares underlying options.

(8)

Includes 15,000 shares underlying options.

(9)

Includes 5,625 shares underlying options.

(10)

Includes 33,891 shares held by Invemed Associates LLC.  Mr. Langone is the Chairman of the Board and President of Invemed Associates LLC and principal owner of its corporate parent.  The address of Mr. Langone is Invemed Associates LLC, 375 Park Avenue, New York, New York 10152.  The information in this note is derived from Amendment No. 9 to a Schedule 13D filed with the Securities and Exchange Commission on August 21, 2001 by Mr. Langone.

(11)

Pyramid Trading Limited Partnership has shared beneficial ownership with regard to all 162,838 shares with Oakmont Investments, LLC and Mr. Daniel Asher.  Oakmont Investments, LLC is the general partner of Pyramid Trading Limited Partnership, and Mr. Asher is Manager of Oakmont Investments, LLC.  The address of Pyramid Trading Limited Partnership, Oakmont Investments, LLC and Mr. Asher is 440 S. LaSalle Street, Suite 700, Chicago, IL 60605.  The information in this note is derived from a Schedule 13D filed with the Securities and Exchange Commission on July 3, 2000 and Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on May 8, 2001 by Pyramid Trading Limited Partnership, Oakmont Investments, LLC and Mr. Asher.

(12)

Consists of 141,500 shares owned by Fidelity Low Priced Stock Fund, a registered investment company (the “Fund”).  FMR Corp. is a parent holding company of Fidelity Management & Research Company (“Fidelity”), which acts as an investment adviser to the Fund.  Through their control of Fidelity, each of Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp. has sole power to dispose of the 141,500 shares owned by the Fund.  Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the 141,500 shares owned by the Fund, which power resides with the Fidelity funds’ boards of trustees.  Fidelity carries out the voting of the shares under written guidelines established by the Fidelity funds’ boards of trustees.  Members of Mr. Johnson’s family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp.  Mr. Johnson owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp.  Ms. Johnson is a Director of FMR Corp.  The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares.  Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.  The address of FMR Corp., Fidelity and the Fund is 82 Devonshire Street, Boston, Massachusetts 02109.  The information in this note is derived from the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003 by FMR Corp., Fidelity, the Fund, Mr. Johnson and Ms. Johnson.

(13)

Includes 68,000 shares owned by the Aegis Value Fund, Inc. and 64,800 shares held by private investment advisory clients of Berno, Gambal & Barbee, Inc. (“BGB”) (the “Accounts”), including William S. Berno (800 shares), Paul Gambal (1,350 shares) and Scott L. Barbee (3,000 shares), for which BGB provides investment advisory services.  As investment advisor to the Aegis Value Fund and the Accounts, BGB has the sole power to dispose of the 132,800 shares held by the Aegis Value Fund and the Accounts.  BGB has sole power to vote or direct the vote of the 64,800 shares held by the Accounts.  Messrs. Berno and Barbee, Managing Directors of BGB, also may be deemed to beneficially own the 68,000 shares held by the Aegis Value Fund because they have voting power over those shares as a result of their positions as directors and officers of the Aegis Value Fund.  The address of BGB is 1100 North Glebe Road, Suite 1040, Arlington, Virginia  22201-4798.  The information in this note is derived from Amendment No. 3 to a Schedule 13D filed with the Securities and Exchange Commission on January 4, 2002 by BGB.

(14)

Scion Capital, LLC serves as investment manager to Scion Value Fund, a series of Scion Funds LLC, a private investment company (the “Fund”).  In its role as investment manager, Scion Capital, LLC  possesses voting and/or investment power over Quipp securities owned by the Fund.  All of the shares listed in the table are owned by the Fund, and Scion Capital, LLC disclaims ownership of such shares.  The address of Scion Capital, LLC is 2055 Gateway Place, Suite 400, San Jose, California 95110.  The information in this note is derived from Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on September 10, 2002 by Scion Capital, LLC.

(15)

Includes 56,375 shares underlying options.

ELECTION OF DIRECTORS

Nominees for Election

At the Meeting, two directors are to be elected.  The Board of Directors is divided into three classes, whose terms expire at successive annual meetings.  The two directors to be elected at the meeting will be elected to serve for a three year term expiring at Quipp’s annual meeting in the year 2006.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the two nominees named below, unless you indicate that your vote should be withheld from either or both of them. Each nominee elected as a director will continue in office until his successor has been duly elected or qualified, or until the earliest of his death, resignation or retirement.

The Board of Directors believes that the nominees will be able to serve as directors, if elected.  If any nominee is unable to serve, proxies will be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors and those directors whose terms will continue following the meeting:

Name	Age	Position with the Company
Nominees for Election To Serve Until the 2006 Annual Meeting of Shareholders

Ralph M. Branca Louis D. Kipp	67 71	Director Director
Directors Whose Terms Will Expire at the 2004 Annual Meeting of Shareholders

Richard H. Campbell Cristina H. Kepner	67 57	Chairman of the Board Director
Directors Whose Terms Will Expire at the 2005 Annual Meeting of Shareholders

Lawrence J. Gibson Michael S. Kady	49 53	Director President, Chief Executive Officer and Director

Mr. Branca has been a director of Quipp since July 1991.  He was President and Chief Executive Officer of Quipp from May 1995 to April 1998 and from August 2001 to February 2002.  He also has been President of RMB Associates, a business consulting firm that he owns, since November 1989.  Prior to November 1989, he was employed by Emhart Corporation, where he held numerous positions, the most recent of which was Corporate Vice President of Operations.

Mr. Kipp, a founder of Quipp, was President of Quipp Systems, Inc. from July 1987 until April 1998 and from August 2001 to February 2002.  He has been a director of Quipp since July 1995.  He also served previously as a director of Quipp from August 1983 to January 1995.  Mr. Kipp was President of Quipp from August 1983 to July 1987.

Mr. Campbell has been a director of Quipp since May 1996 and Chairman of the Board since February 2000.  He has been President of Seacoast Consulting, a private business consulting firm, since August 1994.  Mr. Campbell was Group Vice President of the Commercial and Outdoor Products Group of Textron, Inc. from March 1992 to August 1994.  From 1989 to March 1992, he was Group Vice President of Black and Decker Corporation and also served as President of that company’s Hardware and Home Improvement Group.  Prior to that time, he was Executive Vice President of Emhart Corporation and President of that company’s Consumer Sector Group until the company was acquired by Black and Decker Corporation.

Ms. Kepner has been a director of Quipp since January 1995.  She was Executive Vice President of Invemed Associates, LLC, an investment banking firm, from February 1978 to February 2001.  Since February 2001, Ms. Kepner has served as an advisor to Invemed.  Ms. Kepner is also a director of Cepheid, Inc. and ViroLogic, Inc.

Mr. Gibson has been a director of Quipp since October 2001.  He has been President of Gibson Consulting, a private business consulting firm, since June 1999.  Mr. Gibson was Senior Vice President, Human Resources, Quality Management and Information Technology of Harvard Pilgrim Health Care from April 1992 to June 1999.  From October 1986 to April 1992, he served in various capacities for Motorola/Information Systems Group, the most recent of which was Vice President, Human Resources.

Mr. Kady has been President and Chief Executive Officer and a director of Quipp since February 2002 and President of Quipp Systems, Inc. since March 2002. From January 2000 to January 2001, he served as President of GMP Metal Products, a manufacturer of engineered components.  From May 1996 to May 1999, Mr. Kady was President and Chief Operating Officer of Shuttleworth, Inc., a global manufacturer of automated material handling equipment.

Meetings and Committees of the Board of Directors.

The Board of Directors held five meetings during 2002.  The Board has an Audit Committee and a Compensation and Nominating Committee.

The Audit Committee is currently comprised of Ms. Kepner (Chairwoman) and Messrs. Campbell and Gibson.  The Audit Committee is authorized to review Quipp’s audited financial statements prior to filing or distribution and consider the adequacy of Quipp’s internal controls, to review with the independent auditors the scope of their activities and findings, to review the independence of Quipp’s independent auditors, to review with management and the independent auditors Quipp’s quarterly financial statements prior to filing or distribution and to review with the appropriate officers Quipp’s internal controls.  The Audit Committee also selects the firm of independent auditors for appointment by Quipp, and all audit and non-audit services rendered by Quipp’s auditors must be approved by the Audit Committee.  The Audit Committee met four times during 2002.

The Compensation and Nominating Committee is currently comprised of Messrs. Gibson (Chairman), Branca and Kipp.  The Committee approves the salary, bonus and other benefits of members of senior management, and administers Quipp’s 1996 Equity Compensation Plan.  In addition, the Committee recommends to the Board of Directors nominees for election to the Board of Directors and the compensation of the directors. The Committee will consider qualified candidates for election as directors suggested by shareholders that are submitted in writing to the Secretary of Quipp in accordance with procedures set forth in the bylaws.  The Compensation and Nominating Committee met four times during 2002.

Compensation of Directors

Quipp currently pays each non-employee director a fee of $1,200 for attendance at each meeting of the Board of Directors ($400 if the director participates by telephone) and $200 for each meeting of a Board committee.  As described in the proxy statement for the 2002 annual meeting of shareholders, on February 28, 2002, the Board of Directors granted to Mr. Gibson, who was elected to the Board in October 2001, an option to purchase 5,000 shares of Quipp common stock.  The option vested immediately and has an exercise price of $14.98, which is equal to the last sale price of a share of Quipp common stock on the date the option was granted.

Compensation Committee Interlocks and Insider Participation

Messrs. Branca and Kipp, who had previously served as officers of Quipp and Quipp Systems, Inc. (“Quipp Systems”), respectively, most recently until February 2002, were members of the Compensation Committee during the last completed fiscal year.  Quipp Systems is a wholly-owned subsidiary of Quipp.

REPORT OF COMPENSATION AND NOMINATING

COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Nominating Committee follows two basic principles in setting the compensation for Quipp’s executive officers.  First, annual compensation should, to a meaningful extent, reflect Quipp’s financial performance.  Second, incentives should be provided that will tie long-term rewards for the executive officers to increases in shareholder value.  The Committee attempts to effect this policy through three components of compensation: salary, bonuses and stock options.

Salary determinations have not been based upon any specific criteria, but include consideration of the local and industry market, as well as information provided by a compensation consultant.  The Committee is confident that, as compared to most other public companies, the salaries paid to its executive officers are modest, but competitive with like size companies in the region.  Mr. Branca, who served as interim President and Chief Executive Officer of Quipp until February 4, 2002, was paid based on the Committee’s evaluation of the time commitment devoted by Mr. Branca, as well as the fact that Mr. Kipp was in charge of the operations of Quipp Systems as its interim President.  Mr. Kady’s initial salary was specified in the Company’s offer of employment to Mr. Kady, which reflected negotiations between Quipp and Mr. Kady.  Based upon the Committee’s recognition of Mr. Kady’s achievements in instituting expense control measures, rectifying problem installations, realizing organizational objectives and contributing a professional management focus on operations generally, the Committee determined, in October 2002, to increase Mr. Kady’s salary by $10,000 per annum.

Bonuses may be paid under the Quipp, Inc. Management Incentive Compensation Plan.  Under that plan in 2002, the Committee approved two alternative “plans” for bonuses.  The applicability of a particular plan was dependent on whether an operating profit target was met.  If the target was met, “Plan A” would provide for an award to each participant, up to a maximum target award based on two different criteria:  (1) 75 percent of the award based upon Quipp’s operating income for the year; and (2) 25 percent of the award based on the achievement of specific personal objectives by the participant.  However, since the operating target amount was not achieved, “Plan B” was utilized.  Plan B provided a bonus pool of a maximum of $50,000 to be based on the achievement of two objectives:  (1) strengthening Quipp’s quotations and order clarifications/acceptance activities and (2) strengthening Quipp’s project management capabilities.  The Committee determined that these objectives were achieved, and, after consultation with Mr. Kady (except with respect to Mr. Kady’s own bonus), determined to provide a bonus pool of $27,040.  Mr. Kady’s award was based on a targeted share of the bonus pool described above, and was designed to be consistent with the targeted share previously established for Quipp’s prior full time chief executive officer.

The Committee is not inclined to award bonuses in the future absent an improvement in operating performance.  It determined to provide limited bonuses in respect of 2002 (albeit for an aggregate amount that was only slightly more than half of the modest aggregate bonus pool initially established for Plan B) because it felt that achievement of the relevant objectives was a critical prerequisite to positioning Quipp to participate in an economic recovery, at such time as it occurs.

The stock option component of the executive officers’ compensation is designed to provide incentives for the enhancement of shareholder value, since the full benefit of stock option grants typically is not realized unless there has been appreciation in share values over several years.  Since 1999, the only option grant to an executive officer was the grant to Mr. Kady of options to purchase 6,000 shares of Quipp common stock, which was made in accordance with Quipp’s offer of employment to Mr. Kady.  Mr. Kady also received a restricted stock award of 1,000 shares of common stock, as specified in Quipp’s offer of employment to Mr. Kady.  The restricted period terminated on February 4, 2003.  Other executive officers continue to hold options granted in 1997 and 1998.

Certain provisions of the Internal Revenue Code provide generally that publicly held corporations may not deduct compensation for its chief executive officer or each of other specified executive officers to the extent that such compensation exceeds $1 million for the executive.  It is not expected that these provisions will adversely affect Quipp based on its current compensatory structure.  In this regard, base salary and bonus levels are expected to remain well below the $1 million limitation in the foreseeable future.  In addition, Quipp’s 1996 Equity Compensation Plan is designed to preserve, to the extent otherwise available, the deductibility of income realized upon the exercise of stock options under the plan regardless of whether such income, together with salary, bonus and other compensation, exceeds the limitation.

Until the 2002 annual meeting of shareholders, Cristina H. Kepner, Lawrence J. Gibson and William L. Rose were the members of the Committee.  Following the 2002 annual meeting of shareholders, the directors listed below served as members of the Compensation and Nominating Committee.

Lawrence J. Gibson, Chairman

Ralph M. Branca

Louis D. Kipp

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors.  The Audit Committee selects Quipp’s independent accountants.

Management is responsible for Quipp’s internal controls and the financial reporting process.  The independent accountants are responsible for performing an independent audit of Quipp’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants.  Management represented to the Audit Committee that Quipp’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants.  The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee).

Quipp’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Quipp’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Cristina H. Kepner, Chairwoman

Richard H. Campbell

Lawrence J. Gibson

FEES PAID TO AUDITORS

The Audit Committee also considered whether the provision of services other than audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Fees for all services provided by KPMG LLP for 2002 were as follows:

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of Quipp’s annual financial statements and the reviews of Quipp’s financial statements included in Quipp’s Quarterly Reports on Form 10-Q for each of the past two years was $_______ in 2002 and $112,500 in 2001.

Audit Related Fees

There were no fees billed in 2002 or 2001 for assurance and related services rendered by KPMG LLP to Quipp in the past two years that are reasonably related to the performance of the audit or review of Quipp’s financial statements and are not reported under “Audit Fees” above.

Tax Fees

The aggregate fees billed for professional services rendered by KPMG LLP during the past two years for tax compliance, tax advice and tax planning was $24,300 in 2002 and $89,500 in 2001.

All Other Fees

There were no fees billed in 2002 or 2001 for products and services provided by KPMG LLP during the past two years, other than the services referred to above.

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth certain information regarding compensation paid by Quipp with respect to the two persons who served as Quipp’s Chief Executive Officer during 2002 and Quipp’s two other executive officers.

SUMMARY COMPENSATION TABLE

Long-term Compensation ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯
	Annual Compensation ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯			Awards ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯
Name and Principal Position	Year	Salary	Bonus	Restricted Stock Awards (1)	Securities Underlying Options	All Other Compensation ($) (2)

Michael S. Kady(3)

  President and Chief

  Executive Officer

Ralph M. Branca(4)

  Former President and

  Chief Executive

  Officer

Christer A. Sjogren

  Executive Vice

  President of Quipp

  Systems, Inc.

David Switalski

  Vice President –

  Operations of

  Quipp Systems, Inc.

	2002 2002 2001 2002 2001 2000 2002	$142,923 $ 8,437 $ 27,500 $110,592 $110,200 $108,071 $103,731	$ 8,000 -- -- $ 3,360 -- $ 56,018 $ 4,200	$ 14,777 -- -- -- -- -- --	$ 6,000 -- -- -- -- -- --	$ 1,036 -- -- $ 5,310 $ 4,652 $ 4,145 $ 5,187

——————

(1)

At December 31, 2002, Mr. Kady held 1,000 restricted shares, all of which vested in February 2003.  At December 31, 2002, the value of such shares, based on the $12.75 last sale price per share of Quipp’s common stock as reported by Nasdaq on December 31, 2002, was $12,750.

(2)

Constitutes amounts contributed by Quipp, for the benefit of the executive officer, to Quipp’s Employee Savings and Investment Plan.

(3)

Mr. Kady has been President and Chief Executive Officer of Quipp since February 2002.

(4)

Mr. Branca served as interim President and Chief Executive Officer of Quipp until February 2002.

Stock Option Holdings

The following table presents information about the number and value of options held at December 31, 2002 by the executive officers of Quipp who are named in the Summary Compensation Table.  No options were exercised during 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END

OPTION VALUES

	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options At Fiscal Year-End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael S. Kady Ralph M. Branca Christer A. Sjogren David Switalski	2,000 5,000 15,000 5,625	4,000 -- 3,000 1,875	$0 $0 $0 $0	$0 $0 $0 $0

——————

(1)

Based upon $12.75 per share, which was the last sale price of Quipp’s common stock as reported by Nasdaq on December 31, 2002.

Change of Control Agreements

In December 2000, Quipp entered into change of control agreements with several officers of Quipp Systems, including Messrs. Sjogren and Switalski, and in June 2002, Quipp entered into an identical agreement with Mr. Kady.  Under each change of control agreement, if the executive officer is terminated for any reason other than “cause” (as defined in the agreement) or suffers a “constructive termination without cause” during the period commencing 90 days prior to a change of control and ending 12 months following the change of control, the executive officer will receive an amount equal to two times his base salary.  In addition, for a period of 12 months following each termination or constructive termination, Quipp will reimburse the executive officer for the cost of COBRA health insurance continuation coverage under Quipp’s health plan and will continue to provide any automobile or automobile allowance made available to the executive officer prior to the change of control.  Under the Agreement, a “change of control” is defined generally as meaning the acquisition by a person of securities having more than 20% of the voting power of the Company’s outstanding securities; a sale or other disposition of substantially all of the Company’s assets; any transaction in which the shareholders of the Company do not beneficially own at least 80% of the voting power of the surviving company in the election of directors; or a change in the composition of the board as a result of which incumbent board members constitute less than a majority of the board.  The Board of Directors may determine, however, that one or more of these events do not constitute a change of control, provided that a majority of the Board consists of “incumbent board members” (as defined in the agreement).  A “constructive termination without cause” means the executive officer’s resignation following a reduction in the officer’s compensation, a significant decrease in the officer’s duties and responsibilities, or assignment of duties and responsibilities that are materially and adversely inconsistent with the duties and responsibilities held by the officer on the date of the agreement, or the relocation of the officer out of the grater Miami, Florida area.  In connection with the agreement, the executive officer agrees to certain confidentiality and non-competition provisions.

PROPOSAL TO AMEND

THE ARTICLES OF INCORPORATION TO INCLUDE

PROCEDURES REGARDING SPECIAL MEETINGS OF SHAREHOLDERS

The Board of Directors is proposing that shareholders approve a new Article IX of the Company’s Articles of Incorporation, which would provide that the Board of Directors will call a special meeting of shareholders, for any purpose permitted by law, following receipt of a demand by holders of not less than ten percent of all of the votes entitled to be cast on any issue proposed to be considered at the special meeting (“ten percent holders”); however, following the call for a special meeting as a result of a demand by ten percent holders (we refer to such a meeting in this proxy statement as the “ten percent demand special meeting”), the Board of Directors need call another special meeting within 12 months following the ten percent demand special meeting only upon demand of holders of not less than one-third of the votes entitled to be cast on any issue proposed to be considered at the special meeting.  Consistent with Florida law, the proposed amendment will also enable the Board of Directors to call a special meeting on its own volition.  In addition, consistent with Quipp’s bylaws, the proposed amendment provides that the Board of Directors will call a special meeting upon written request by Quipp’s Chairman of the Board or President.

Under the Florida Business Corporation Act, a corporation shall hold a special meeting of shareholders if, among other things, the holders of not less than ten percent, unless a greater percentage not to exceed 50 percent is required by the articles of incorporation, of all the votes entitled to be cast on any issue proposed to be considered at the special meeting, sign, date and deliver to the corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.  Quipp’s Articles of Incorporation do not contain any provisions addressing special meetings; therefore, ten percent holders may make a demand for a special meeting if they comply with applicable requirements.

Quipp is recommending approval of the proposed amendment in order to strike an appropriate balance between enabling ten percent shareholders to call a special meeting and minimizing the expense and management effort involved in conducting several special meetings during a limited period of time, as well as limiting the potential abuse that could result if the same ten percent shareholders repeatedly demand special meetings.

Earlier this year, Quipp received a demand for a special meeting from an individual and two related entities purporting to be holders of more than ten percent of Quipp’s common stock.  Quipp will hold a special meeting in response to this demand.  In accordance with Nasdaq rules, Quipp will solicit proxies and provide a proxy statement with respect to the special meeting.  The amount of expense and management effort involved in preparing a proxy statement, mailing proxy materials, reimbursing nominees for forwarding materials to beneficial owners, and otherwise preparing for and conducting a special meeting is considerable.  (The persons making the demand for the special meeting appear to have offered to reimburse Quipp in accordance with Quipp’s bylaws for expenses relating to the preparation and mailing of the notice of special meeting.  However, the costs of preparing proxy materials and addressing other matters relating to a special meeting are far greater).  Moreover, in light of the relatively small number of shares that Quipp has outstanding as compared to other public companies, the Board of Directors believes the proposed amendment would protect the interests of Quipp’s shareholders against repeated demands for special meetings by the same ten percent shareholders.

Quipp believes that the proposed amendment strikes an appropriate balance between enabling holders of Quipp common stock to call a special meeting and reducing management effort and Quipp expense, and in some cases procedural abuse, that may result from the call of multiple special meetings within a limited period of time.  This is particularly the case because both SEC regulations and Quipp’s bylaws contain procedures that enable shareholders to raise proper matters at the annual meeting of shareholders.  Indeed, SEC regulations require that proper proposals submitted in accordance with the relevant procedural requirements be included in Quipp’s annual meeting proxy statement.  While Florida law permits a corporation’s articles of incorporation to provide that holders of at least 50 percent of its common stock be required to demand a special meeting at any time, the Board feels that it is sufficient to require only that holders of at least one-third of Quipp’s common stock must demand a special meeting to be called within one year following an earlier special meeting.

Anti-Takeover Effects of Proposed Amendment

The proposed amendment increasing, under certain circumstances, the shareholding requirements for calling a special meeting may be deemed to have an anti-takeover effect because it may preclude a takeover bidder from calling a special meeting to propose actions designed to effect or facilitate a change-of-control.  In this instance, however, we believe the anti-takeover effect is limited, because the shareholding requirement to cause the Board of Directors to call a special meeting increases only if a ten percent demand special meeting was held within the preceding 12 months.

Other Anti-Takeover Provisions

There presently exist certain other provisions relating to Quipp that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Quipp, even if such transaction or occurrence may be deemed to be favorable to the interests of some or all of Quipp’s shareholders.  Quipp’s shareholders previously approved a provision in Quipp’s Articles of Incorporation providing for a classified board of directors, which could have the effect of requiring at least two annual shareholder meetings instead of one in order to effect a change in majority control of the Board of Directors.  In addition, Quipp’s shareholders previously approved a provision in Quipp’s Articles of Incorporation that prohibits shareholder action by written consent in lieu of a meeting.  This provision could also be deemed to have an anti-takeover effect because it would prevent a takeover bidder holding or controlling a large block of Quipp’s stock from using the written consent procedure to take shareholder action without a meeting.

Quipp’s bylaws contain an advance notification procedure that must be followed in order for shareholders to nominate directors or bring other business before an annual meeting of shareholders.

Generally, to be timely, a shareholder’s notice must be delivered to the secretary of Quipp not later than the close of business on the 120th calendar day nor earlier than the close of business on the 150th calendar day before the date of Quipp’s proxy statement released to shareholders in connection with the prior year’s annual meeting of shareholders.  The bylaws also require the notice to include specified information in order for the shareholder to properly nominate a director or bring other business before an annual meeting.  As a result of the specific timing and content requirements set forth in this bylaw provision, this provision could be deemed to have an anti-takeover effect because it makes it more difficult for a takeover bidder to nominate directors or bring other business before an annual meeting in an effort to effect or facilitate a change-of-control.

On March 3, 2003, Quipp adopted a shareholder rights plan designed to protect Quipp's shareholders in the event of an unsolicited unfair offer to acquire Quipp and to encourage a potential bidder to negotiate with Quipp’s Board of Directors.  Under the rights plan, each outstanding common share is entitled to one right which is evidenced by the common stock certificate.  In the event that a person or group (other than certain institutional investment managers and certain existing shareholders who already own more than 10% of the outstanding common stock of Quipp, provided that such existing shareholders do not acquire any additional shares) acquires 10% or more of the outstanding common stock of Quipp or commences a tender or exchange offer which, if consummated, would result in a person or corporation owning at least 10% of the outstanding common stock of Quipp, the rights will begin to trade independently from the common stock and, if certain circumstances occur, including the acquisition by a person of 10% or more of Quipp’s outstanding common stock, each right would then entitle its holder to purchase a number of shares of Quipp common stock at a substantial discount.  If Quipp is involved in a merger or other business combination at any time after the rights become exercisable, the Rights will entitle the holder to acquire a certain number of shares of common stock of the acquiring company at a substantial discount. The rights are redeemable by Quipp under certain circumstances at a redemption price of $.01 per right.  The rights will expire on March 2, 2006, unless previously redeemed.

The ability of the shareholders other than the acquiring company to purchase additional shares at a discount, among other provisions in the rights plan, would cause an unapproved takeover to be much more expensive to a potential acquirer, resulting in a strong incentive for the potential acquirer to negotiate with Quipp’s Board of Directors to redeem the rights or approve the transaction instead of pursuing a hostile strategy.

Sections 607.0901 and 607.0902 of the Florida Business Corporation Act of 1989, as amended, which are applicable to Quipp, may be deemed to have certain anti-takeover effects.  Section 607.0901 generally requires that mergers, consolidations, specified asset sales and other specified transactions between a Florida corporation and an “interested shareholder” (generally, a holder of more than ten percent of the outstanding voting shares of the corporation) be approved by either (i) the corporation’s disinterested directors or (2) holders of two-thirds of the corporation’s outstanding voting shares other than those beneficially owned by the interested shareholder.  Absent such approval, a specified minimum price must be paid to all shareholders and other conditions specified in the statute must be met.  Section 607.0902 generally denies voting rights to any person or group who acquires in certain transactions voting shares of Quipp in excess of certain thresholds, unless disinterested shareholders, by majority vote, approve voting rights for such shares.

Recommendation of the Board of Directors

The Board of Directors believes that the proposed amendment will leave largely intact the considerable rights of Quipp’s shareholders to demand a special meeting.  In this regard, it is noted the amendment would result in a hiatus in, but not the elimination of, the rights of ten percent holders to demand a special meeting.  Moreover, holders of one-third of Quipp’s common stock will have the ability to call a special meeting at any time.  In addition, shareholders will have the right to submit shareholder proposals at annual meetings in accordance with the procedures set forth in Quipp’s bylaws or SEC regulations.

The proposed amendment would not change the ability of either Quipp’s Chairman of the Board or the President to require that a special meeting of shareholders be held, as currently permitted pursuant to Quipp’s bylaws.  The ability of the Board to call a special meeting on its own volition is provided by Florida law.  If the proposed amendment is approved, the text of new Article IX of Quipp’s Articles of Incorporation will read as follows:

ARTICLE IX

Special meetings of the shareholders of the corporation may be called, for any purpose or purposes permitted by law, by the board of directors of the corporation on its own initiative and shall be called by the board of directors (a) upon written request by the chairman of the board or the president of the corporation or (b) following delivery to the secretary of the corporation, by holders of not less than ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, of one or more signed and dated written demands for the meeting describing the purpose or purposes for which it is to be held; provided, that if a special meeting is called pursuant to a demand by shareholders, the board of directors shall not, within one year following the date of such special meeting, be required to call a meeting pursuant to clause (b) unless there is delivered to the secretary of the corporation, by holders of not less than one-third of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, one or more signed and dated written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders may not be called in any manner that is not set forth in this Article IX.  Only business within the purpose or purposes described in the special meeting notice may be conducted at a special meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THIS PROPOSAL.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected KPMG LLP as the independent public accountants to examine the financial statements of Quipp for 2003.  In accordance with Quipp’s past practice, this selection will be presented to the shareholders for ratification at the meeting; however, consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority in respect of the selection of Quipp’s auditors.  The firm of KPMG LLP or a predecessor firm has audited Quipp’s financial statements annually since 1983.  If the shareholders do not ratify the appointment of KPMG LLP, the selection of independent public accountants may be reconsidered by the Audit Committee.  A representative of KPMG LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

FIVE YEAR PERFORMANCE COMPARISON

The following line graph compares the yearly change in the cumulative total shareholder return on Quipp’s common stock for the past five fiscal years with the cumulative total return of the Nasdaq Market Index and the Dow Jones Factory Equipment Index (US), described more fully below (the “Factory Equipment Index”).  The returns are indexed to a value of $100 at December 31, 1997.  Dividend reinvestment has been assumed and, with respect to companies in the Factory Equipment Index, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization.

[Performance Graph]

Index	FY end 1997	FY end 1998	FY end 1999	FY end 2000	FY end 2001	FY end 2002
Quipp, Inc.	$100.00	$115.15	$145.45	$231.25	$125.45	$115.91
Nasdaq Market Index	$100.00	$141.04	$248.76	$156.35	$124.64	$ 86.94
Factory Equipment Group	$100.00	$ 75.26	$ 72.43	$ 66.58	$ 66.69	$ 57.62

The Factory Equipment Index is not a “published industry or line-of-business index” as that term is defined by Securities and Exchange Commission regulations.  Accordingly, the Factory Equipment Index is considered a “peer index” and the identity of the issuers used in the index is as follows:  Baldwin Technology  Inc. Class A, BNS Company Class A, BTU International, Inc., Farrel Corporation, Flow International Corp., Gardner Denver, Inc., Hardinge Inc., Hurco Companies Inc., K-Tron International, Inc., Kadant Inc., Key Technology Inc., McClain Industries, Inc., Metso Corporation, Milacron Inc., Nordson Corporation, Paragon Technologies, Inc., Paul Mueller Company, Presstek Inc., Quipp, Inc., Regal-Beloit Corp., Riviera Tool Company, Selas Corporation of America and Trikon Technologies, Inc. Changes in the listed issuers from year to year reflect changes in the Factory Equipment Index.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Quipp’s officers and directors and beneficial owners of more than ten percent of Quipp’s common stock to file reports of ownership of Quipp’s securities and changes in ownership with the Securities and Exchange Commission (“SEC”).  Based on its review of Section 16(a) filings, Quipp believes that all filings required to be made during 2002 were made on a timely basis, except as follows:  Eric Bello’s initial statement of ownership was filed after the applicable due date; and each of Messrs. Kipp and Sjogren filed one report after the applicable due date, each regarding two transactions.

ADVANCE NOTICE PROCEDURES

In accordance with Quipp’s bylaws, notice relating to nominations for director or proposed business to be considered at the 2004 annual meeting of shareholders must be given no earlier than ________________, 2003 nor later than _______________, 2003.  The notice must meet certain other requirements set forth in the bylaws. Shareholders may request a copy of the bylaw provisions discussed above from the Secretary, Quipp, Inc., 4800 N.W. 157 Street, Miami, FL 33014-6434. These requirements do not affect the procedures for submitting shareholder proposals for inclusion in the proxy statement, nor do they apply to questions a shareholder may wish to ask at the meeting.

SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC.  Any proposal that an eligible shareholder desires to have presented at the 2004 annual meeting of shareholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting will be included in our proxy statement and related proxy card if we receive it no later than _______________, 2003.

_____________, 2003

(front)

QUIPP, INC.

Annual Meeting of Shareholders – __________, 2003

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints RICHARD H. CAMPBELL and MICHAEL S. KADY, with full power of substitution, proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Quipp, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Quipp, Inc. to be held at the company offices at 4800 N.W. 157 Street, Miami, FL 33014-6434, at ______ A.M. Eastern Daylight Time on ______________, 2003 and any adjournment thereof, subject to the directions indicated on the reverse side.

If no directions are given, the shares will be voted FOR the election of the listed nominees for director, FOR the proposal to approve an amendment to Quipp’s Articles of Incorporation to include procedures regarding special meetings of shareholders and FOR the proposal to ratify the appointment of KPMG LLP.  This Proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF QUIPP, INC.

Note:  THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

(reverse)

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Shareholders

QUIPP, INC.

_________, 2003

Please Detach and Mail in the Envelope Provided

 |x|  Please mark your votes

          as in this example

FOR ALL

WITHHELD

THE BOARD OF DIRECTORS

Nominees

FROM ALL

RECOMMENDS A VOTE

Nominees

“FOR” PROPOSALS 2 AND 3

  FOR  AGAINST  ABSTAIN

1. Election of

    Directors

|¯|

|¯|

2. Proposal to approve an amendment

|¯|

|¯|

|¯|

to Quipp’s Articles of Incorporation to

include procedures regarding special

meetings of shareholders

|¯| FOR ALL EXCEPT the nominees

Nominees:

Ralph M. Branca

3. Proposal  to ratify the appointment

|¯|

|¯|

|¯|

indicated on the line immediately below

Louis D. Kipp

of KPMG LLP as independent public

accountants for 2003

________________________________

4. To vote on such other matters that

may properly come before the meeting.

Signature ________________________

  Signature ________________________

  Date _____________, 2003

NOTE:  Please sign this proxy exactly as name(s) appears thereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signed as a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two or more persons, all such persons should sign.